Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (No. 333-76235, No. 333-280510, and No. 333-283270) on Form S-3 and registration statements (No. 333-248985, No. 333-273334, and No. 333-280561) on Form S-8 of Laird Superfood, Inc. of our report dated July 6, 2026, with respect to the financial statements of Terrasoul Superfoods, LLC, which report appears in the Form 8-K/A of Laird Superfood, Inc. dated July 6, 2026.

/s/ KPMG LLP

Denver, Colorado

July 6, 2026